EXHIBIT 10.1

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                           R&R ACQUISITION III, INC.,
                          ARISTON PHARMACEUTICALS, INC.
                                       AND
                            ARISTON ACQUISITION CORP.


         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of December 12, 2006, among R&R Acquisition III, Inc., a Delaware corporation ("Parent"), Ariston Pharmaceuticals, Inc., a Delaware corporation ("Ariston"), and Ariston Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Ariston Merger Sub").

                                    RECITALS

         A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("DGCL"), Parent, Ariston and Ariston Merger Sub intend to enter into a business combination transaction.

         B. The Board of Directors of Ariston (i) has determined that the Merger (as defined in Section 1.2 below) is consistent with and in furtherance of the long-term business strategy of Ariston and fair to, and in the best interests of, Ariston and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable, and (iv) has determined to recommend that the stockholders of Ariston adopt this Agreement.

         C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders,
(ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable, and (iv) has approved the issuance of shares of Parent Common Stock and Parent Preferred Stock (as defined below) pursuant to the Merger (the "Share Issuance").

         D. The Board of Directors of Ariston Merger Sub (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Ariston Merger Sub, respectively, and fair to and in the best interests of, Ariston Merger Sub and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement,
(iii) has adopted a resolution declaring the Merger advisable, and (iv) has determined to recommend that the sole stockholder of Ariston Merger Sub adopt this Agreement.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:



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                                    ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Ariston Merger Sub shall be merged with and into Ariston (the "Merger"), the separate corporate existence of Ariston Merger Sub shall cease and Ariston shall continue as the surviving corporation and shall become a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Ariston Surviving Corporation."

         1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Article VII hereof, the closing of the Merger and the other transactions contemplated by this Agreement (the "Closing") will take place at the offices of Parent's counsel, at a time and date to be specified by the parties, but in no event later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI hereof. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger or like instrument (a "Certificate of Merger") with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL (the times at which the Merger has become fully effective (or such later time as may be agreed in writing by Ariston and specified in the Certificate of Merger) is referred to herein as the "Effective Time").

         1.3 EFFECT OF THE MERGER.

                  (a) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as provided herein, all the property, rights, privileges, powers and franchises of Ariston and Ariston Merger Sub shall vest in the Ariston Surviving Corporation, and all debts, liabilities and duties of Ariston and Ariston Merger Sub shall become the debts, liabilities and duties of the Ariston Surviving Corporation.

                  (b) Prior to or at the Effective Time, the properties and assets of Parent and Ariston Merger Sub will be free and clear of any and all encumbrances, charges, claims equitable interests, liens, options, pledges, security interests, mortgages, rights of first refusal or restrictions of any kind and nature (collectively, the "Encumbrances"), except for such liabilities, accounts payable, debts, adverse claims, duties, responsibilities and obligations of every kind or nature, whether accrued or unaccrued, known or unknown, direct or indirect, absolute, contingent, liquidated or unliquidated and whether arising under, pursuant to or in connection with any contract, tort, strict liability or otherwise (collectively the "Liabilities") of Parent which shall be set forth in Section 3.5 attached hereto.

         1.4 CERTIFICATES OF INCORPORATION; BYLAWS.

                  (a) Unless otherwise determined by Ariston prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Ariston as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Ariston Surviving Corporation at



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and after the Effective Time until thereafter amended in accordance with the
DGCL and the terms of such Certificate of Incorporation.

                  (b) Unless otherwise determined by Ariston prior to the Effective Time, (i) the Bylaws of Ariston as in effect immediately prior to the Effective Time shall be the Bylaws of the Ariston Surviving Corporation at and after the Effective Time, until thereafter amended in accordance with the DGCL and the terms of Certificate of Incorporation of the Ariston Surviving Corporation and such Bylaws.

         1.5 ARISTON DIRECTORS AND OFFICERS.

                  (a) Unless otherwise determined by Ariston prior to the Effective Time, the directors of Ariston immediately prior to the Effective Time shall be the directors of the Ariston Surviving Corporation and at and after the Effective Time, each to hold the office of a director of the Ariston Surviving Corporation in accordance with the provisions of the DGCL and the Certificate of Incorporation and Bylaws of the Ariston Surviving Corporation until their successors are duly elected and qualified.

                  (b) Unless otherwise determined by Ariston prior to the Effective Time, the officers of Ariston immediately prior to the Effective Time shall be the officers of the Ariston Surviving Corporation at and after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Ariston Surviving Corporation.

         1.6 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Ariston and Ariston Merger Sub or the holders of any of the following securities, the following shall occur:

                  (a) CONVERSION OF ARISTON CAPITAL STOCK. Each share of Common Stock and Preferred Stock, par value $0.001 per share, of Ariston (the "Ariston Common Stock" and the "Ariston Preferred Stock," respectively) issued and outstanding immediately prior to the Effective Time (other than shares held by holders who have not consented to and approved the adoption of this Agreement in writing and who qualify under and have complied with all of the provisions of
Section 262 of the DGCL) will be automatically converted (subject to Section 1.6(d)), in the case of Ariston Common Stock, into one share of Common Stock, par value $0.0001 per share, of Parent (the "Parent Common Stock"), and in the case of Ariston Preferred Stock, into one share of Series A Preferred Stock, par value $0.0001 per share, of Parent (the "Parent Preferred Stock") (such aggregate shares of Parent Common Stock and Parent Preferred Stock, being referred to in this Agreement as the "Ariston Merger Consideration"). If any shares of Ariston Common Stock or Ariston Preferred Stock, outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Ariston, then the shares of Parent Common Stock or Parent Preferred Stock issued in exchange for such shares of Ariston Common Stock or Ariston Preferred Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock or Parent Preferred Stock may accordingly be




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marked with appropriate legends.

                  (b) ARISTON STOCK OPTIONS. At the Effective Time, the Ariston Pharmaceuticals, Inc. 2003 Stock Option Plan (the "Ariston Option Plan"), and all options to purchase Ariston Common Stock then outstanding thereunder, shall be assumed by Parent in accordance with Section 5.4(a) hereof.

                  (c) ARISTON WARRANTS. At the Effective Time, all warrants to purchase Ariston Common Stock or Ariston Preferred Stock then outstanding shall be assumed by Parent, and shall become exercisable for shares of Parent Common Stock or Parent Preferred Stock, as applicable, in accordance with Section 5.4(b) hereof.

                  (d) ADJUSTMENTS TO ARISTON MERGER CONSIDERATION. Except as described in Section 1.8, the Ariston Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock, Parent Preferred Stock, Ariston Common Stock or Ariston Preferred Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock, Parent Preferred Stock, Ariston Common Stock or Ariston Preferred Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

                  (e) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock or Parent Preferred Stock will be issued by virtue of the Merger. In lieu thereof any fractional share will be rounded to the nearest whole share of Parent Common Stock (with .5 being rounded up).

         1.7 REGISTRATION RIGHTS.

                  The Parent shall include in the registration statement that it anticipates filing with the SEC on Form S-1 or similar form after the Closing Date (the "Registration Statement"), that includes the shares that Ariston contemplates selling in the Financing (defined below in Section 6.3(c)), the shares of each of the current stockholders of Parent (the "Shellco Stockholder Shares"). If at any time following the Closing, the Parent shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (a "Subsequent Registration Statement"), other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), and the Shellco Stockholder Shares are not at such time covered by an effective registration statement permitting their resale, then the Parent shall include in the Subsequent Registration Statement the Shellco Stockholder Shares. If the Subsequent Registration Statement is being filed pursuant to a third-party written agreement obligating the Parent to file the same, the holders of the Shellco Stockholder Shares shall be entitled to receive all notices and documents sent by the Parent to the third-party whose securities are being registered pursuant to such Subsequent Registration Agreement.

         1.8 NO FURTHER OWNERSHIP RIGHTS IN ARISTON COMMON STOCK AND ARISTON PREFERRED STOCK. All shares of Parent Common Stock or Parent Preferred Stock issued in accordance with




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the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Ariston Common Stock and Ariston Preferred Stock. After the Effective Time, there shall be no further registration of transfers on the records of Ariston Surviving Corporation of shares of Ariston Common Stock and Ariston Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Ariston Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Parent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock or Parent Preferred Stock into which the shares of Ariston Common Stock and Ariston Preferred Stock represented by such Certificates were converted pursuant to Section 1.6(a); provided, however, that the Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock or Parent Preferred Stock require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or Ariston Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.10 TAX TREATMENT. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Each of the parties hereto adopts this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations (the "Regulations"). Both prior to and after the Closing, each party's books and records shall be maintained, and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a reverse triangular merger under Section 368(a)(2)(E) of the Code (and comparable provisions of any applicable state or local laws); except to the extent the Merger is determined in a final administrative or judicial decision not to qualify as a reorganization within the meaning of Code Section 368(a).

         1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Ariston Surviving Corporation (and/or its successor in interest) with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Ariston and Ariston Merger Sub, the officers and directors of Parent and the Ariston Surviving Corporation shall be fully authorized (in the name of Ariston Merger Sub, Ariston and otherwise) to take all such necessary action.

         1.12 RESTRICTIONS ON TRANSFER; LEGENDS. Any shares of Parent Common Stock or Parent Preferred Stock issued in the Merger will not be transferable except (1) pursuant to an effective registration statement under the Securities Act or (2) upon receipt by Parent of a written opinion of counsel reasonably satisfactory to Parent that is knowledgeable in securities laws matters to the effect that the proposed transfer is exempt from the registration requirements of





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the Securities Act and relevant state securities laws. Restrictive legends must be placed on all certificates representing shares of Parent issued in the Merger, substantially as follows:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF ARISTON

         Ariston hereby represents and warrants to Parent that:

         2.1 SUBSIDIARIES. Ariston has no direct or indirect subsidiaries other than Pyrenees Pharmaceuticals, Inc.

         2.2 ORGANIZATION AND QUALIFICATION. Ariston is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Ariston is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

         2.3 AUTHORIZATION, ENFORCEMENT. Ariston has the requisite corporate power and authority to enter into and to consummate the Merger. The execution and delivery of this Merger Agreement by Ariston and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Ariston and no further consent or action is required by Ariston, other than the Required Approvals (as defined below) and the approval of Ariston's stockholders and the approval of the stockholders of Parent and Ariston Merger Sub of the Merger and the amendments to their respective certificates of incorporation (the "Stockholder Approvals"). This Merger Agreement, when executed and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Ariston enforceable against Ariston in accordance with its terms, subject to the Stockholder Approvals, applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity.

         2.4 NO CONFLICTS. The execution, delivery and performance of this Merger Agreement by Ariston and the consummation by Ariston of the Merger do not and will not: (i) conflict with or violate any provision of Ariston's Certificate of Incorporation or By-Laws, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or





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give to others any rights of termination, amendment, acceleration or cancellation (with or without notice or lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Ariston debt or otherwise) or other understanding to which Ariston is a party or by which any material property or asset of Ariston is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in effect to which Ariston is subject (including federal and state securities laws and regulations), or by which any material property or asset of Ariston is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate (a) adversely affect the legality, validity or enforceability of the Merger, (b) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of Ariston, taken as a whole, or (c) adversely impair Ariston's ability to perform fully on a timely basis its obligations under this Merger Agreement (any of (a), (b) or (c), a "Material Adverse Effect").

         2.5 FILINGS, CONSENTS AND APPROVALS. Ariston is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Ariston of this Merger Agreement, other than the Stockholder Approvals and the filing with the Secretary of State of Delaware of a certificate of merger (collectively, the "Required Approvals").

         2.6 ISSUANCE OF THE SHARES. The Ariston Preferred Stock issued in the Financing will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all liens at issuance. Assuming the accuracy of the purchaser's representations and warranties set forth in the relevant subscription agreements, no registration under the Securities Act is required for the offer and sale of the Ariston Preferred Stock by Ariston to the purchasers.

         2.7 CAPITALIZATION. Ariston's certificate of incorporation, as amended, will at Closing authorize the issuance of up to 26,000,000 shares of capital stock, of which 20,000,000 shares will be designated as common stock, par value $.001 per share, and 6,000,000 shares as preferred stock, par value $.001 per share. As of the date hereof, Ariston has outstanding 4,462,291 shares of Ariston Common Stock and no shares of preferred stock. Ariston also currently has outstanding options to purchase an additional 291,332 shares of Ariston Common Stock. Ariston has outstanding convertible indebtedness, bridge warrants and warrants issued in connection with the placement of convertible indebtedness, but the number of shares underlying these instruments is contingent upon the completion of the Financing and will be determined based on the price at which the Ariston Preferred Stock is sold in the Financing. Assuming the consummation of the Financing, additional warrants to the placement agents in the Financing will be issued and Ariston's CEO will be entitled to an additional stock option to offset dilution. In addition, Ariston has contingent obligations to issue additional Ariston Common Stock to the former stockholders of Pyrenees Pharmaceuticals, Inc. in connection with certain milestones. Except as described above or in connection with the Financing, (i) there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or Ariston Preferred Stock, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Ariston's Common Stock, or contracts, commitments, understandings or arrangements by which Ariston is or may become bound to issue additional shares of Ariston Common Stock or rights convertible or




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exchangeable into shares of Ariston Common Stock and (ii) the issuance and sale of the Ariston Preferred Stock will not obligate Ariston to issue shares of Ariston Common Stock or Ariston Preferred Stock to any Person (other than the purchasers in the Financing) and will not result in a right of any holder of Ariston equity to adjust the exercise, conversion, exchange or reset price under such Ariston Preferred Stock.

         2.8 FINANCIAL STATEMENTS. The financial statements of Ariston previously delivered to Parent have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Ariston as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

         2.9 MATERIAL CHANGES. Except for the proposed Financing, since the date of the latest financial statements furnished to Parent: (i) there has been no event, occurrence or development that has had a Material Adverse Effect, (ii) Ariston has not incurred any liabilities (contingent or otherwise) other than
(A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in Ariston's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) Ariston has not altered its method of accounting or the identity of its auditors, (iv) Ariston has not declared or made any dividend or distribution of cash or other property to its stockholders except in the ordinary course of business consistent with prior practice, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except consistent with prior practice or pursuant to existing Ariston stock option or similar plans, and (v) Ariston has not issued any equity shares to any officer, director or affiliate, except pursuant to existing Ariston stock option or similar plans.

         2.10 LITIGATION. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Ariston, threatened against or affecting Ariston or its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which:
(i) adversely affects or challenges the legality, validity or enforceability of this Merger Agreement or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Ariston is not nor has it ever been the subject of any Action involving a claim of violation of or liability under federal or state securities laws. There has not been, and to the knowledge of Ariston, there is not pending or contemplated, any investigation by the SEC involving Ariston.

         2.11 COMPLIANCE. Ariston is not: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Ariston under), nor has Ariston received notice of a claim that it is in default under or that it is in violation of, any material indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), which default or violation would have or result in a Material Adverse Effect, (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) or has not been in violation of any statute, rule or regulation of any



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governmental authority, except in each case as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

         2.12 REGULATORY PERMITS. Ariston possesses or has applied for all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("MATERIAL PERMITS"), and Ariston has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

         2.13 LACK OF PUBLICITY. None of Ariston or any person acting on its behalf have engaged or will engage in any form of general solicitation or general advertising as those terms are used in Regulation D under the Securities Act in the United States with respect to the Financing or the securities that will be exchanged for Ariston Preferred Stock in the Merger, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, regarding the Financing, nor did any such person sponsor any seminar or meeting to which potential investors were invited by, or any solicitation of a subscription by, a person not previously known to such investor in connection with investments in the Ariston Preferred Stock generally. None of Ariston, its subsidiaries or any person acting on its or their behalf have engaged or will engage in any form of directed selling efforts (as that term is used in Regulation S under the Securities Act) with respect to the Ariston Preferred Stock or the securities that will be exchanged for Ariston Preferred Stock in the Merger.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                        OF PARENT AND ARISTON MERGER SUB

         Each of Parent and Ariston Sub, jointly and severally, hereby represents and warrants to Ariston that:

         3.1 ORGANIZATION OF PARENT AND ARISTON MERGER SUB.

                  (a) Each of Parent and Ariston Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect. As used in this Agreement, the term "Parent Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Parent and Ariston Merger Sub as a whole or on the ability of Parent to consummate the transactions contemplated by this Agreement; it being understood, however,



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that Parent's continuing incurrence of losses, as long as such losses are in the ordinary course of business shall not, alone, be deemed to be a Parent Material Adverse Effect.

                  (b) Parent has no subsidiaries other than Ariston Merger Sub.

                  (c) Parent has delivered or made available to Ariston a true and correct copy of the Certificate of Incorporation and Bylaws of each of Parent and Ariston Merger Sub, each as amended to date, and each such instrument is in full force and effect. Neither Parent nor Ariston Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

         3.2 CAPITAL STRUCTURE. The authorized capital stock of Parent consists of 75,000,000 shares of Common Stock, $0.0001 par value, of which there were 2,500,000 shares issued and outstanding as of the date hereof and 10,000,000 shares of Preferred Stock, $0.0001 par value, of which there were no shares issued and outstanding as of the date hereof. The authorized capital stock of Ariston Merger Sub consists of 100 shares of Common Stock, par value $0.0001 per share, of which there were 100 shares issued and outstanding as of the date hereof. All outstanding shares of Parent and Ariston Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable, were issued in compliance with applicable securities laws and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent and Ariston Merger Sub or any agreement or document to which Parent or Ariston Merger Sub is a party or by which it is bound. As of the date hereof, Parent did not have any options or warrants to purchase common stock outstanding.

         3.3 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. There are no equity securities, partnership interests or similar ownership interests of any class of Parent or Ariston Merger Sub, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. There are no equity securities, partnership interests or similar ownership interests of any class of Ariston Merger Sub of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or Ariston Merger Sub is a party or by which it is bound obligating Parent or Ariston Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Parent or Ariston Merger Sub or obligating Parent or Ariston Merger Sub to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. There are no registration rights and there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Parent or with respect to any equity security partnership interest or similar ownership interest of any class of Ariston Merger Sub.

         3.4 AUTHORITY.

                  (a) Each of Parent and Ariston Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of each of Parent and Ariston Merger Sub, subject only to the adoption of this Agreement by Parent's stockholders and the filing and recordation of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by each of Parent and Ariston Merger Sub and, assuming the due authorization, execution and delivery by Ariston, constitutes the valid and binding obligation of each of Parent and Ariston Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of Parent and Ariston Merger Sub, do not, and the performance of this Agreement by each of Parent and Ariston Merger Sub, will not (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent, or Ariston Merger Sub, respectively, (collectively, the "Parent Charter Documents"), (ii) subject to compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Ariston Merger Sub, respectively, or by which its or any of their respective properties is bound or affected or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any of, Parent's or Ariston Merger Sub's rights or alter the rights or obligations of any third party under, or to Parent's knowledge, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or Ariston Merger Sub, respectively, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of Parent or Ariston Merger Sub is a party or by which Parent or Ariston Merger Sub, or any of their respective properties are bound or affected.

                  (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to any of Parent or Ariston Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws (including under Regulation D) and
(iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect.

         3.5 PARENT SEC FILINGS; PARENT FINANCIAL STATEMENTS.

                  (a) The Parent has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC"). All such required forms, reports and documents (including the financial statements, exhibits and schedules thereto and those documents that the Parent may file subsequent to the date hereof) are collectively referred to herein as the "Parent SEC Reports" and Parent has provided or made available to Ariston copies thereof and of all correspondence to or from the SEC with respect to the Parent. As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"), including any Parent SEC Reports filed after the date hereof until the Closing, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB under the Exchange Act) and (iii) fairly presented the financial position of the Parent at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Parent as of September 30, 2006 is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent Financials, the Parent does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Parent, except liabilities (i) provided for in the Parent Balance Sheet, or (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Parent Material Adverse Effect.

                  (c) Parent has heretofore furnished to Ariston a complete and correct copy of any amendments or modifications to the Parent SEC Reports, if any, which have not yet been filed with the SEC but which will be required to be filed, to agreements, documents or other instruments which previously had been filed by the Parent with the SEC pursuant to the Securities Act or the Exchange Act.

         3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as contemplated by this Agreement, since the date of the Parent Balance Sheet, Parent has conducted business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change that individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or Ariston Merger Sub, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of Parent, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; (iv) any event that would constitute a violation of Section 4.1 or Section 4.2 hereof, if such event occurred after the date of this Agreement and prior to the Effective Time; or (v) any change by Parent in accounting principles, practices or methods.

         3.7 TAX MATTERS.

                  (a) For purposes of this Agreement, (i) "Taxes" shall mean all Federal, state, local, foreign, provincial, territorial or other taxes, imports, tariffs, fees, levies or other similar assessments or liabilities and other charges of any kind, including income taxes, profits taxes, franchise taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, workers' compensation, unemployment, payroll and franchises imposed by or under any law (meaning all laws, statutes, ordinances and regulations of any governmental authority including all decisions of any court having the effect of law), and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts; (ii) "Tax Returns" shall mean any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed with any Taxing Authority (as defined below), or where none is required to be filed with a Taxing Authority, the statement or other document issued by the applicable Taxing Authority in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax; and (iii) "Taxing Authority" shall mean any domestic, foreign, Federal, national, provincial, state, county or municipal or other local government or court, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

                  (b) Parent has (i) timely filed all Tax Returns that are required to have been filed by it with all appropriate Taxing Authorities (and all such returns are true and correct and fairly reflect in all material respects its operations for tax purposes), and (ii) timely paid all Taxes shown as owing on such Tax Returns or assessed by any Taxing Authority (other than Taxes the validity of which are being contested in good faith by appropriate proceedings). Between September 30, 2006 and the Closing Date, neither Parent nor Ariston Merger Sub has incurred (or will incur) a Tax liability other than a Tax liability in the ordinary course of business and in accordance with past custom and practice. The assessment of any additional Taxes for periods for which Tax Returns have been filed is not expected to exceed reserves made in accordance with GAAP and reflected in the Parent Financial Statements and the Parent Balance Sheet and, to Parent's knowledge, there are no material unresolved questions or claims concerning Parent's Tax liability. Parent's Tax Returns have not been reviewed or audited by any Taxing Authority and no deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against Parent or Ariston Merger Sub that are not adequately reserved for in accordance with GAAP. No liens exist for Taxes (other than liens for Taxes not yet due and payable) with respect to any of the assets or properties of Parent or Ariston Merger Sub.

                  (c) Neither Parent nor Ariston Merger Sub has outstanding any agreements or waivers extending, or having the effect of extending, the statute of limitations with respect to the assessment or collection of any Tax or the filing of any Tax Return.

                  (d) Neither Parent nor Ariston Merger Sub is a party to or bound by any tax-sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

                  (e) Parent shall not be required to include in a taxable period ending after the Closing Date any taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or
Section 481 of the Code or any comparable provision of state, local or foreign Tax law, or for any other reason.

                  (f) Parent has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121, 3402 and 3406 of the Code or any comparable provision of any state, local or foreign laws) and has, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under applicable laws.

                  (g) Parent has never been a "United States real property holding company" (as such term is defined in Section 897(c)(2) of the Code).

                  (h) Any deficiency resulting from any audit or examination relating to Taxes of Parent by any Taxing Authority has been timely paid.

                  (i) No power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of Parent.

                  (j) The total adjusted tax basis of the assets of Parent equals or exceeds the sum of any liabilities of Parent at the Closing.

                  (k) As of the date of this Agreement it is the present intention, and as of the date of the Closing it will be the present intention, of Parent to continue, either in the form of Ariston as a wholly owned subsidiary of Parent or through a member of Parent's "qualified group" (as defined in Regulations Section 1.368-1(d)(4)), at least one significant historic business line of Ariston, or to use at least a significant portion of Ariston's historic business assets in a business, in each case within the meaning of Regulations Section 1.368-1(d). As of the date of the Merger, (i) Parent will own all of the outstanding stock or other equity interests in Ariston Merger Sub, and (ii) Parent will be in "control" of Ariston Merger Sub within the meaning of Code Section 368(c). Parent has no plan or present intention to sell, transfer or otherwise dispose of any of the stock of Ariston following the Merger, and Parent has no present plan or intention to cause Ariston to issue additional stock following the Merger, that in either case would result in Parent's not having "control" of Ariston within the meaning of Code Section 368(c).

         3.8 PATENTS AND TRADEMARKS. Parent has no patents, trademarks, licenses, sublicenses, or any agreement relating to the ownership of use of any intellectual property.

         3.9 COMPLIANCE; PERMITS; RESTRICTIONS.

                  (a) Neither Parent nor Ariston Merger Sub is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or Ariston Merger Sub or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Ariston Merger Sub is a party or by which Parent or Ariston Merger Sub or its or any of their respective properties is bound or affected except for those conflicts, defaults or violations which would not be reasonably expected to have a Parent Material Adverse Effect. To the knowledge of Parent, no investigation or review by any Governmental Entity is pending or threatened against Parent or Ariston Merger Sub, nor has any Governmental Entity indicated in writing an intention to conduct the same; other than those which would not reasonably be expected to have a Parent Material Adverse Effect. There is no agreement, judgment, injunction, order or decree binding upon Parent or Ariston Merger Sub which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or Ariston Merger Sub, any acquisition of material property by Parent or Ariston Merger Sub or the conduct of business by Parent as currently conducted.

                  (b) Parent and Ariston Merger Sub hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are necessary to the conduct of the business of Parent except those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect, (collectively, the "Parent Permits"). Parent and Ariston Merger Sub are in compliance in all material respects with the terms of the Parent Permits.

         3.10 LITIGATION. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, including derivative suits brought by or on behalf of Parent, or as to which Parent or Ariston Merger Sub has received any written notice of assertion nor, to Parent's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or Ariston Merger Sub seeking to delay, limit or enjoin the transactions contemplated by this Agreement or which might reasonably be expected to have a Parent Material Adverse Effect.

         3.11 BROKERS' AND FINDERS' FEES. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, other than finders' fees, the payment for which will be the sole responsibility of Parent.

         3.12 LABOR AGREEMENTS AND ACTIONS, EMPLOYEE BENEFIT PLANS.

                  (a) Neither Parent nor Ariston Merger Sub is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Parent, has sought to represent any of the employees, representatives, or agents of Parent or Ariston Merger Sub. There is no strike or other labor dispute involving Parent or Ariston Merger Sub pending or, to the knowledge of Parent, threatened, nor is Parent aware of any labor organization activity involving its employees.

                  (b) Neither Parent nor Ariston Merger Sub has ever sponsored, maintained, contributed to or had any liabilities or responsibilities for, any pension, profit-sharing or other retirement, bonus, deferred compensation, employment agreement, severance agreement, compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, long- or short-term disability, fringe benefit, sick pay, or vacation pay, or other employee benefit plan, program, agreement, or arrangement or policy.

                  (c) There are no employment agreements for senior officers or employees of Parent.

         3.13 ABSENCE OF LIENS AND ENCUMBRANCES. Each of Parent and Ariston Merger Sub has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens and encumbrances except (i) as reflected in the Parent Financial Statements, (ii) for liens for taxes not yet due and payable and (iii) for such imperfections of title and encumbrances, if any, which would not be reasonably expected to have a Parent Material Adverse Effect.

         3.14 ENVIRONMENTAL MATTERS.

                  (a) HAZARDOUS MATERIALS ACTIVITIES. Except as would not reasonably be likely to result in a material liability to Parent (in any individual case or in the aggregate), (i) neither Parent nor Ariston Merger Sub has transported, handled, treated, stored, used, manufactured, distributed, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any applicable law and (ii) neither Parent nor Ariston Merger Sub has engaged in, Hazardous Materials Activities in violation of any applicable law, rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (b) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Parent's knowledge, threatened against Parent or Ariston Merger Sub concerning (i) any Parent Permit relating to any environmental matter, (ii) any Hazardous Material or (iii) any Hazardous Materials Activity of Parent or Ariston Merger Sub. Parent is not aware of any fact or circumstance which could involve Parent or Ariston Merger Sub in any environmental litigation or impose upon Parent or Ariston Merger Sub any environmental liability.

                  (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. Each of Parent, Ariston Merger Sub, and their respective predecessors and affiliates have complied and are in compliance, in each case in all material respects, with all applicable laws, rules, regulations, treaties and statutes promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

         3.15 AGREEMENTS. Parent is not a party to any written or oral agreements except that Parent has entered into retainer and engagement agreements with its audit and legal professional in the ordinary course of its business.

         3.16 BOARD APPROVAL. The Board of Directors of each of Parent and Ariston Merger Sub has, as of the date of this Agreement, (i) determined that the Merger is fair to, advisable and in the best interests of it and its stockholders, (ii) has approved the Share Issuance and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby.

         3.17 INTERIM OPERATIONS OF ARISTON MERGER SUB. Ariston Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business other than incident to its creation and this Agreement and the transactions contemplated hereby.

         3.18 VALID ISSUANCES. The Ariston Merger Consideration to be issued by Parent in the Merger, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, full paid and nonassessable, free of all liens and encumbrances and not subject to preemptive rights and, subject to receipt of investor questionnaires from each holder of Ariston capital stock, will be exempt from the registration requirements of the Securities Act and applicable blue sky laws.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS BY THE PARTIES. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of Ariston and Parent shall carry on their respective business in the ordinary course and in substantial compliance with all applicable laws and regulations, pay their respective debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use their commercially reasonable efforts consistent with past practices and policies to (i) preserve intact their present business organization, (ii) keep available the services of each of their present officers and employees, respectively, and (iii) preserve their relationships with customers, suppliers, distributors, licensors, licensees and others with which each party has business dealings material to their respective business.

         4.2 COVENANTS OF PARENT. Except as permitted by the terms of this Agreement, without the prior written consent of Ariston, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit Ariston Merger Sub to do any of the following:

                  (a) Except as required by law, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprise options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

                  (b) Except as required by applicable law, grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Ariston, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

                  (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                  (d) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or Ariston Merger Sub, except
(i) repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof (or any such agreements entered into in the ordinary course of business consistent with past practice by Parent with employees hired after the date hereof), and (ii) for the purpose of funding or providing benefits under any stock option and incentive compensation plans, directors plans, and stock purchase and dividend reinvestment plans in accordance with past practice;

                  (e) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, or any equity-based awards (whether payable in shares, cash or otherwise) other than the issuance, delivery and/or sale of shares of Parent Common Stock (as appropriately adjusted for stock splits and the like) pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement;

                  (f) Cause, permit or submit to a vote of Parent's stockholders any amendments to the Parent Charter Documents (or similar governing instruments of Ariston Merger Sub) other than as provided in Section 6.1(g);

                  (g) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or strategic investments;

                  (h) Sell, lease, license, encumber or otherwise dispose of any properties or assets except in the ordinary course of business consistent with past practice, except for the sale, lease, licensing, encumbering or disposition of property or assets which are not material, individually or in the aggregate, to the business of Parent and Ariston Merger Sub;

                  (i) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent.

                  (j) Adopt or amend employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries, wage rates, compensation or other fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, as may be required by law;

                  (k) (i) Pay, discharge, settle or satisfy any litigation (whether or not commenced prior to the date of this Agreement) or any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the Parent Balance Sheet or incurred since the date of such financial statements, or
(ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any agreement to which Parent or Ariston Merger Sub is a party or of which Parent or Ariston Merger Sub is a beneficiary;

                  (l) Except in the ordinary course of business consistent with past practice, materially modify, amend or terminate any agreements or waive, delay the exercise of, release or assign any material rights or claims thereunder without providing prior notice to Parent;

                  (m) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

                  (n) Make any Tax election or accounting method change (except as required by GAAP) inconsistent with past practice that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Parent or Ariston Merger Sub, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes;

                  (o) Take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code or an exchange qualifying under Section 351 of the Code; or

                  (p) Agree in writing or otherwise to take any of the actions described in Section 4.2 (a) through (o) above.

         4.3 COVENANTS OF ARISTON. Except as disclosed in Section 4.3 of the Ariston Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Ariston shall not (i) amend the Ariston Charter Documents (other than as provided in Section 6.1(g)); (ii) split, combine or reclassify its outstanding shares of capital stock; (iii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock; (iv) take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code or a qualifying exchange under
Section 351 of the Code; (v) conduct its business, other than in the ordinary course consistent with past practices, or as contemplated by this Agreement;
(vi) issue any capital stock or any options, warrants or other rights to subscribe for or purchase any capital stock or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of the capital stock of Ariston; or (vii) directly or indirectly redeem, purchase, sell or otherwise acquire any capital stock of Ariston, except as specifically contemplated by this Agreement.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 PUBLIC DISCLOSURE; SECURITIES LAW FILINGS. Parent and Ariston will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement. The parties will agree to the text of the joint press release announcing the signing of this Agreement. In addition, Parent and Ariston agree to cooperate in the preparation and filing of all filings required by applicable securities laws, including, without limitation, current reports on Form 8-K and information required by Rule 14f-1 under the Exchange Act.

         5.2 COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including to accomplish the following: (i) causing the conditions precedent set forth in Article VI to be satisfied; (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities; (iii) making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any); (iv) avoiding any suit, claim, action, investigation or proceeding by any Governmental Entity challenging the Merger or any other transaction contemplated by this Agreement; (v) obtaining all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement; (vi) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (vii) executing or delivering any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                  (b) Parent shall give prompt notice to Ariston upon becoming aware that any representation or warranty made by it or Ariston Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Parent or Ariston Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (c) Ariston shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Ariston to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         5.3 THIRD PARTY CONSENTS. On or before the Closing Date, Parent and Ariston will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

         5.4 ARISTON STOCK OPTIONS AND WARRANTS.

                  (a) At the Effective Time, each outstanding option to purchase shares of Ariston Common Stock (each, a "Ariston Stock Option") under the Ariston Option Plan or otherwise, whether or not vested, shall, by virtue of the Merger, be assumed by Parent. Each Ariston Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options or warrants immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting and exercisability on certain transactions), except that (i) each Ariston Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock as determined pursuant to Section 1.6(a), and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Ariston Stock Option will be equal to the exercise price per share of Ariston Common Stock at which such Ariston Stock Option was exercisable immediately prior to the Effective Time, adjusted to give effect to the exchange ratio determined pursuant to Section 1.6(a). No vesting periods for Ariston Stock Options will accelerate as a result of the transaction contemplated hereby. At the Effective Time, (i) all references in the related stock option agreements to Ariston shall be deemed to refer to Parent and (ii) Parent shall assume all of Ariston's obligations with respect to Ariston's options as so amended.

                  (b) At the Effective Time, each outstanding warrant to purchase shares of Ariston Preferred Stock or Ariston Common Stock (each, a "Ariston Warrant"), whether or not vested, shall, by virtue of the Merger, be assumed by Parent. Each Ariston Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options or warrants immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting and exercisability on certain transactions), except that (i) each Ariston Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Preferred Stock or Parent Common Stock as determined pursuant to
Section 1.6(a), and (ii) the per share exercise price for the shares of Parent Preferred Stock or Parent Common Stock issuable upon exercise of such assumed Ariston Warrant will be equal to the exercise price per share of Ariston Preferred Stock or Ariston Common Stock at which such Ariston Stock Warrant was exercisable immediately prior to the Effective Time, adjusted to give effect to the exchange ratio determined pursuant to Section 1.6(a). No vesting periods for any Ariston Warrants will accelerate as a result of the transaction contemplated hereby. At the Effective Time, (i) all references in the related stock warrant agreements to Ariston shall be deemed to refer to Parent and (ii) Parent shall assume all of Ariston's obligations with respect to Ariston's Warrants as so amended.

                  (c) It is intended that the Ariston Stock Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Ariston Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.4 shall be applied consistently with such intent.

         5.5 PARENT STOCK OPTIONS AND WARRANTS. At the Effective Time, any outstanding options to purchase shares of Parent Common Stock or Parent Preferred Stock (each, a "Parent Stock Option"), whether or not vested, and any outstanding warrants to purchase shares of Parent Common Stock or Parent Preferred Stock, whether or not then exercisable, shall, by virtue of the Merger, be cancelled.

         5.6 PARENT BOARD OF DIRECTORS. At the Effective Time, the Board of Directors of Parent, in accordance with applicable law and the Parent Charter Documents, shall take all necessary action (which action may include the resignation of existing directors) to cause the Board of Directors of Parent, as of the Effective Time, to appoint each of Malcolm Morville, Michael Weiser, Jason Stein, Stephen Rocamboli, David Saks and David Shinko as directors of Parent.

         5.7 PARENT MANAGEMENT. At the Effective Time, the Board of Directors of Parent, in accordance with applicable law and the Parent Charter Documents shall take all necessary action to appoint the officers of Ariston to the similar offices of Parent.

         5.8 INTENTIONALLY OMITTED.

         5.9 NO NEGOTIATION. Until the Effective Date, or such time, if any, as this Agreement is terminated pursuant to Article VII below, neither Parent nor Ariston shall, nor shall they permit any of their respective affiliates, directors, officers, employees, investment bankers, attorneys or other agents, advisors or representatives to, directly or indirectly, (a) sell, offer or agree to sell its business, by sale of shares or assets, merger or otherwise (each an "Acquisition Transaction") other than pursuant to this Agreement, (b) solicit or initiate the submission of any proposal for an Acquisition Transaction, or (c) participate in any discussions or negotiations with, or furnish any information concerning its business to, any corporation, person or other entity in connection with a possible Acquisition Transaction other than pursuant to this Agreement.

         5.10 LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained in this Agreement, except as a result of a fraud perpetrated by such officer, director or stockholder, no officer, director or stockholder of Parent or Merger Sub, or their respective successors or affiliates, shall have any liability hereunder from and after the Closing Date.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived if waived in writing by both Parent and Ariston:

                  (a) STOCKHOLDER APPROVAL. This Agreement shall have been adopted and the Merger shall have been duly approved by the requisite vote under applicable law and the Ariston Charter Documents by the stockholders of Ariston, and Ariston stockholders holding less than

6% of the Ariston Preferred Stock and Ariston Common Stock shall have exercised appraisal rights under the DGCL.

                  (b) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (c) SCHEDULES. Each of the parties hereto shall have delivered to each other complete and accurate Schedules to this Agreement and such Schedules shall have been approved by the recipient.

                  (d) EXHIBITS. The parties shall mutually agree upon the form and substance of all the agreements attached as Exhibits to this Agreement, which agreements shall be executed and delivered to each other at the Closing Date.

                  (e) OFFICERS' CERTIFICATE. Each party shall have furnished to the other a certificate of its Chief Executive Officer and chief financial officer, dated as of the Effective Date, in which such officers shall certify that, to their best knowledge, the conditions set forth in Section 6.2 or 6.3 (as applicable) have been fulfilled and are true and correct.

                  (f) LEGAL OPINION. Each party shall have received a legal opinion from its legal counsel which opinion may be based on customary reliance and subject to customary qualifications, to the effect that that the issuance of the Merger Consideration is exempt from the registration requirements of the Securities Act.

                  (g) CHARTER AMENDMENTS. Each of Parent and Ariston shall have amended their respective Certificates of Incorporation to be substantively identical (with the form of such Amended and Restated Certificate of Incorporation to be provided by Ariston).

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ARISTON. The obligation of Ariston to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Ariston:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Ariston Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date) and Ariston shall have received a certificate signed on behalf of Parent by the Chief Executive Officer of Parent to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect.

                  (b) AGREEMENTS AND COVENANTS. Each of Parent and Ariston Merger Sub shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Ariston shall have received a certificate to such effect signed on behalf of each of Parent and Ariston Merger Sub by an authorized officer of Ariston.

                  (c) INTENTIONALLY OMITTED..

                  (d) NO CLOSING MATERIAL ADVERSE EFFECT. Since the date hereof, there has not occurred a Parent Material Adverse Effect. For purposes of the preceding sentence and Section 6.2(a), the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a Parent Material Adverse Effect:

                           (1) any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any stockholder litigation or threat of stockholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein unless Ariston shall conclude that it has or could have a Material Adverse Effect on the Parent and Ariston Surviving Corporation, taken as a whole; and

                           (2) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy.

                  (e) CORPORATE DOCUMENTS. Ariston shall have received a copy of the Certificate of Incorporation of each of the Parent and Ariston Merger Sub, certified by the Secretary of State of the State of Delaware evidencing the good standing of Parent and Ariston Merger Sub in such jurisdiction.

                  (f) OTHER AGREEMENTS AND RESIGNATIONS. Each of the officers and directors of Parent and Ariston Merger Sub immediately prior to the Closing Date shall deliver duly executed resignations from their positions with each such applicable corporation immediately upon the Closing Date.


                  (g) COMPLIANCE WITH SECURITIES LAW REQUIREMENTS. Parent shall be in compliance in all material respects with all requirements of applicable securities laws, including, without limitation, the filing of reports required by Section 13 of the Exchange Act, and shall have taken all actions with respect thereto as shall be required or reasonably requested by Ariston in connection therewith.

                  (h) ARISTON FINANCING. Ariston shall have closed on at least $18,000,000 of gross proceeds from the sale of the Ariston Preferred Stock.

                  (i) PARENT RECAPITALIZATION. Prior to the Effective Time, Parent shall have reduced its outstanding capital stock, on a fully diluted basis, to 198,068 shares.

         6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND ARISTON MERGER SUB. The obligations of Parent and Ariston Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Ariston set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date) and Parent shall have received a certificate signed on behalf of Ariston by the Chief Executive Officer of Ariston to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Ariston Material Adverse Effect.

                  (b) AGREEMENTS AND COVENANTS. Ariston shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Ariston by an authorized officer of Ariston.

                  (c) MINIMUM FINANCING. Ariston shall have closed on at least $18,000,000 of gross proceeds from the sale of the Ariston Preferred Stock (the "Financing").

                  (d) NO CLOSING MATERIAL ADVERSE EFFECT. Since the date hereof, there has not occurred a Ariston Material Adverse Effect. For purposes of the preceding sentence and Section 6.3(a), the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a Ariston Material Adverse Effect:

                           (1) any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any stockholder litigation or threat of stockholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein unless Parent and Ariston Merger Sub, together, shall conclude that it has or could have a Ariston Material Adverse Effect; and

                           (2) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy.

                  (e) AUDITED FINANCIAL STATEMENTS. Ariston shall have the audited financial statements that are required to be filed with the SEC as an exhibit to the Current Report of Parent on Form 8-K, available on or before Closing.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of Ariston:

                  (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Ariston; or

                  (b) by either Parent or Ariston if the Merger shall not have been consummated by January 31, 2007, which date will be automatically extended for up to 30 days if the expiration of the Financing shall have been extended (such date, being the "Outside Date") for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of, or resulted in the failure of, the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement; or

                  (c) by either Parent or Ariston if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action shall have become final and nonappealable or any law, order, rule or regulation is in effect or is adopted or issued, which has the effect of prohibiting the Merger; or

                  (d) by Parent, on the one hand, or Ariston, on the other, if any condition to the obligation of any such party to consummate the Merger set forth in Section 6.2 (in the case of Ariston) or 6.3 (in the case of Parent) becomes incapable of satisfaction prior to the Outside Date; provided, however, that the failure of such condition is not the result of a breach of this Agreement by the party seeking to terminate this Agreement.

         7.2 FEES AND EXPENSES. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses whether or not the Merger is consummated, provided that in the event the Merger is consummated, Ariston will pay the legal fees of Parent's counsel in this transaction up to $25,000. As used in this Agreement, "Expenses" shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters relating to the closing of the Merger and the other transactions contemplated hereby.

         7.3 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement by the stockholders of Ariston, there shall not be any amendment that by law requires further approval by the stockholders of Ariston without the further approval of such stockholders. This Agreement may not be amended by the parties hereto except by execution of an instrument in writing signed on behalf of each of Parent, Ariston and Ariston Merger Sub.

         7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                            CONTINUATION OF BUSINESS

         After the Effective Time of the Merger, Parent, either directly or through Ariston as long as Ariston is within Parent's "qualified group" within the meaning of Regulations Section 1.368-1(d)(4)(ii) (the "Qualified Group"), will continue at least one significant historic business line of Ariston, or use at least a significant portion of Ariston's historic business assets in a business, in each case within the meaning of Regulations Section 1.368-1(d), except that Ariston's historic business assets may be transferred (a) to a corporation that is another member of Parent's Qualified Group, or (b) to an entity taxed as a partnership if (i) one or more members of Parent's Qualified Group have active and substantial management functions as a partner with respect to Parent's historic business or (ii) members of Parent's Qualified Group in the aggregate own an interest in the partnership representing a significant interest in Ariston's historic business, in each case within the meaning of Regulations
Section 1.368-1(d)(4)(iii).

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given on the day of delivery if delivered personally or sent via telecopy (receipt confirmed) or on the second business day after being sent if delivered by commercial delivery service, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                  (a) if to Parent (prior to Closing):

                      R&R Acquisition III, Inc.
                      47 School Street
                      Chatham, NJ  07928
                      Attn:   Kirk M. Warshaw, CFO
                      Fax:  (973) 833-0281

                  With a copy to:

                      Morse, Zelnick, Rose & Lander, LLP
                      405 Park Avenue, Suite 1401
                      New York, NY  10022
                      Attn:  Kenneth S. Rose, Esq.
                      Fax:  (212) 838-9190

                  (b) if to Ariston or Ariston Merger Sub (or Parent subsequent to Closing), to

                      Ariston Pharmaceuticals, Inc.
                      205 Newbury Street
                      Suite 407
                      Framingham, MA  01701
                      Attn:  Malcolm Morville
                      Fax:  508-665-4266

                  With a copy to:

                      Wyrick Robbins Yates & Ponton LLP
                      4101 Lake Boone Trail, Suite 300
                      Raleigh, North Carolina 27607
                      Attn:  W. David Mannheim
                      Fax:  919-781-4865

         9.2 INTERPRETATION.

                  (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

                  (b) For purposes of this Agreement, the term "knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the officers of such party has actual knowledge of such matter.

                  (c) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

                  (d) For purposes of this Agreement, an "agreement," "arrangement," "contract," "commitment" or "plan" shall mean a legally binding, written agreement, arrangement, contract, commitment or plan, as the case may be.

         9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as provided in Section 8.1, nothing in this Agreement is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         9.5 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which t they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.9 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.10 WAIVER OF JURY TRIAL. EACH OF PARENT, ARISTON AND ARISTON MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, ARISTON AND ARISTON MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.







                 [REMAINDER OF PAGE IS BLANK; SIGNATURES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.


                                      R&R ACQUISITION III, INC.

                                      By:      /s/ ARNOLD P. KLING
                                           -----------------------------------
                                      Name:    Arnold P. Kling
                                      Title:   President


                                      ARISTON PHARMACEUTICALS, INC.

                                      By:      /s/ MALCOLM MORVILLE
                                           -----------------------------------
                                      Name:     Malcolm Morville
                                      Title:    Chief Executive Officer


                                      ARISTON ACQUISITION CORP.

                                      By:      /s/ ARNOLD P. KLING
                                           -----------------------------------
                                      Name:    Arnold P. Kling
                                      Title:   President